UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

CALIDI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Drive, Suite 200, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Warrants, each whole warrant exercisable for one share of common stock	CLDI WS	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 8, 2025, Calidi Biotherapeutics, Inc. (the “Company”) entered into an amended and restated consulting agreement (the “Agreement”) with Guy Travis Clifton, M.D. (“Dr. Clifton”). Pursuant to the Agreement, Dr. Clifton has been appointed as the Company’s Chief Medical Officer, Consultant and Advisor, to provide medical and scientific expertise to the Company and other tasks and duties as required by the Company. The term of the Agreement is one (1) year beginning April 8, 2025, until April 8, 2026. During the term of the Agreement, Dr. Clifton will be entitled to receive consulting fees of $20,833.33 per month. There are currently no transactions in which Dr. Clifton has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Dr. Clifton is a practicing surgical oncologist with over 17 years of experience in drug development, early phase and translational clinical trials, and cancer immunotherapy.  He has previously served as the Chief Medical Officer and co-founder of Parthenon Therapeutics/Incendia Therapeutics for over three (3) years and has worked with over 20 companies in an advisory role. Dr. Clifton has over 80 peer-reviewed publications on cancer and related topics.  As a Colonel in the U.S. Army, he served on multiple deployments including four (4) to Afghanistan as well as to New York City in response to the COVID-19 pandemic. Dr. Clifton received his Bachelor of Science in Chemistry from the United States Military Academy, West Point, and Doctor of Medicine from Vanderbilt University; completed his residency in General Surgery from the Brooke Army Medical Center; and held a fellowship in General Surgical Oncology at the University of Texas MD Anderson Cancer Center.

On April 10, 2025, the Company issued a press release announcing Dr. Clifton’s appointment.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD. The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
99.1	Press Release dated March 10, 2025, and titled “Calidi Biotherapeutics Announces Appointment of Guy Travis Clifton, MD as Chief Medical Officer, Consultant and Advisor.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIDI BIOTHERAPEUTICS, INC.
Dated: April 10, 2025
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer